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                                                                  EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into effective as of January 1, 1998, by and among LONG BEACH FINANCIAL CORPORATION, a Delaware corporation ("LBFC"), and LONG BEACH MORTGAGE COMPANY, a Delaware corporation ("LBMC") (collectively, the "COMPANY"), and ELIZABETH A. WOOD ("EXECUTIVE").

                                       I.
                                   EMPLOYMENT

        1.1 POSITION AND DUTIES. The Company hereby engages and employs Executive in the following capacities at LBFC and LBMC:

                  LBFC:         Senior   Vice    President,    Organizational
                                Development and Human Resources

                  LBMC:         Senior   Vice    President,    Organizational
                                Development and Human Resources

        The Company's Boards of Directors (collectively, the "BOARDS") may provide such additional designations of title to Executive as the Boards, in their discretion, may deem appropriate. Executive shall perform the executive duties and functions related to the above positions, subject to the limitations of authority set forth from time to time in any resolution of the Boards or applicable law.

        1.2 BEST EFFORTS. Executive agrees to devote her full time and attention to the Company, to use her best efforts to advance the business and welfare of the Company, to render her services under this Agreement fully, faithfully, diligently, competently and to the best of her ability, and not to engage in any other employment activities. Notwithstanding anything herein to the contrary, Executive shall not be precluded from (i) engaging in charitable activities and community affairs and managing her personal investments and affairs, provided that such activities do not materially interfere with the proper performance of her duties and responsibilities under this Agreement; or (ii) owning up to 1% of a publicly-held company engaged in the same or similar business as the Company.

                                       II.
                            COMPENSATION AND BENEFITS

        2.1 BASE SALARY. For all services to be rendered by Executive under this Agreement, the Company agrees to pay Executive an annual base salary ("BASE SALARY") of $135,200 (subject to adjustment upward as recommended by the Compensation Committees of the Boards), less deductions required by law, payable in accordance with the normal payroll practices of the Company.



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        2.2 ANNUAL PERFORMANCE BONUS.

               (a) PAYMENT OF PERFORMANCE BONUS. On or before April 15 each year, the Company shall pay to Executive a cash bonus ("BONUS") of up to 60% of Executive's Base Salary, as determined by the Boards, or the respective Compensation Committees thereof, based on Executive's performance and the performance of the Company during the prior calendar year. Except as provided in
Section 2.2(b), the Company shall not be obligated to pay Executive any Bonus for her or the Company's performance in any year, unless Executive is employed through December 31 of such year. All bonus calculations shall be based upon the Company's audited financial statements through the end of the applicable calendar year.

               (b) PRO-RATED BONUS UPON CHANGE IN CONTROL OR DEATH. Within 15 days following the consummation of a Change in Control (as defined below) or Executive's death, the Company shall pay to Executive or to her estate or heirs a pro-rated cash bonus ("PRO-RATED BONUS") equal to 60% of Executive's annual Base Salary, pro-rated from January 1 through and including the date of such Change in Control or death.

        2.3 OTHER BENEFITS. The Company has or will further provide to Executive, at the Company's expense, the following other benefits ("OTHER BENEFITS"):

               (a) An automobile allowance of $500 per month;

               (b) An annual vacation leave of a minimum of three (3) weeks per calendar year at full pay;

               (c) Full participation, on a basis commensurate with her position with the Company, in all plans of life, accident, disability and health insurance that generally are made available to senior executives of the Company;

               (d) An annual executive physical examination conducted by Corporate Health Services at the University of California, Irvine, or such comparable program approved by the Compensation Committee of the Board, with the cost of such examination to be borne by the Company; and

               (e) Stock options ("OPTIONS") for 75,000 shares of LBFC Common Stock which have been granted as of April 28, 1997 by the Compensation Committee of the LBFC Board pursuant to the terms of the LBFC 1997 Stock Incentive Plan dated February 18, 1997 (the "INCENTIVE PLAN"). The Options have an exercise price equal to $6.50 and shall vest 20% on April 28, 1998 and 20% on each anniversary thereafter until April 28, 2002, unless the vesting of such Options accelerate pursuant to Sections 3.2(b) or 3.3(a) hereof or such Options expire or accelerate pursuant to the Incentive Plan or action of the Compensation Committee of the LBFC Board. The Options shall be "Stock Options" as defined in the Incentive Plan and shall be exercisable in accordance with the terms thereof; provided, however, that to the extent any terms of the Incentive Plan are inconsistent with the terms of this Agreement (including, but not limited to, the provisions regarding the vesting or exercise of any Options), the terms of this Agreement shall govern. Executive acknowledges that such option grant is intended to cover the three year



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period beginning on April 15, 1997 and that the Company has no commitment to issue additional options to Executive during such three year period or thereafter.

        2.4 EXPENSE REIMBURSEMENT. The Company shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in promoting the business of the Company, including expenditures for entertainment, travel, or other expenses, provided that (i) such expenditures are of a nature qualifying them as legitimate business expenses and (ii) Executive furnishes to the Company adequate records and other documentary evidence reasonably required by the Company to substantiate such expenditures in accordance with the Company's policies and procedures.

                                      III.
                TERMINATION, SEVERANCE PAY AND CHANGE IN CONTROL

        3.1 AT WILL. Executive and the Company acknowledge and agree that Executive's employment with the Company is expressly "at will." This means that either party may terminate Executive's employment for any reason with or without cause. Any termination of Executive's employment is, however, subject to the terms and provisions of this Agreement as to Severance Pay (as defined below) and Option vesting in accordance with Sections 3.2(a), 3.2(b) and 3.3(a).

        3.2 INVOLUNTARY TERMINATION.

               (a) SEVERANCE PAY. In the event that Executive's employment with the Company is terminated by the Company for Cause (as defined below), Executive shall not be entitled to any Severance Pay or employee benefits (including Other Benefits); provided, however, that, notwithstanding any provision of the Incentive Plan, any Options that are vested as of the date of such termination shall expire and become unexercisable as of the earlier of (i) the date such Options would expire in accordance with their terms had the Executive remained employed and (ii) 10 calendar days after the date of such termination. In the event that Executive's employment with the Company is terminated by the Company other than for Cause, then, subject to Section 3.6 and in consideration of Executive's compliance with her obligations under Article IV and Executive's execution of a general release in favor of the Company and its affiliates, Executive shall be entitled to severance pay ("SEVERANCE PAY") in the form of monthly payments to Executive in an amount equal to 1/12th of the sum of Executive's annual Base Salary plus 50% of Executive's maximum Bonus potential for the year of termination, payable in accordance with customary payroll practices, for twelve (12) months following such termination. Executive acknowledges and agrees that in the event Executive breaches any provision of
Article IV or the general release, her right to receive Severance Pay under this
Section 3.2(a) shall automatically terminate and Executive shall repay all Severance Pay received.

               (b) BENEFITS. Following the effective date of termination, Executive shall cease to be a Company employee and shall not be entitled to any employee benefits (including Other Benefits), except as set forth in the following two sentences. Notwithstanding anything herein to the contrary, Executive's termination shall not preclude Executive from exercising her rights under COBRA to pay for the continuation of benefits previously provided by the



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Company. In the event that the Company terminates Executive's employment other than for Cause (or, as provided in Section 3.3(a), Executive voluntarily terminates her employment for Good Reason (as defined below)), all Options which would vest within twelve (12) months of the date of termination shall vest as of the date of termination.

               (c) CAUSE. For purposes of this Agreement, "CAUSE" shall mean (i) an act or acts of personal dishonesty by Executive that were intended to result in substantial personal enrichment of Executive at the expense of the Company;
(ii) Executive's conviction of any felony; or (iii) Executive's gross negligence, gross incompetence, willful insubordination or misconduct, intentional or persistent failure to perform stated duties or abide by the Company's policies, or material breach of any provision of this Agreement, including without limitation any representation or covenant contained in Article IV of this Agreement.

        3.3 VOLUNTARY TERMINATION.

               (a) SEVERANCE PAY. In the event Executive voluntarily terminates her employment with the Company without Good Reason, Executive shall not be entitled to any Severance Pay or employee benefits (including Other Benefits). In the event Executive voluntarily terminates her employment with the Company for Good Reason, Executive shall be entitled, subject to Section 3.6, to Severance Pay and Options granted pursuant to Section 2.3(e) shall vest as of the effective date of such termination to the same extent as if Executive's employment with the Company had been terminated other than for Cause as provided in Sections 3.2(a) and 3.2(b), provided that (i) Executive gives written notice of her resignation within ninety (90) days of the occurrence of such Good Reason and advises, as part of such resignation, that she is resigning because of the Good Reason, and (ii) the Good Reason was other than for Cause.

               For purposes of this Agreement, a resignation tendered by Executive pursuant to a direct request of the Boards (or either of them) or another officer with higher executive status shall, for purposes of this Agreement, be treated as an involuntary termination, entitling Executive to Severance Pay and Option vesting in accordance with the provisions of Sections 3.2(a) and 3.2(b) so long as the request was not based on Cause.

               (b) GOOD REASON. For purposes of this Agreement, "GOOD REASON" shall include (i) the material reduction or material adverse modification of Executive's authority or duties (i.e., the substantial diminution or adverse modification in Executive's title, status, overall position, responsibilities, reporting relationship or general working environment); (ii) any reduction in Executive's Base Salary or Bonus calculation or any material reduction in employee benefits; or (iii) any requirement to move Executive's principal place of employment to a location that is more than a 50 mile radius from the Company's existing executive offices located at 1100 Town & Country Road, Orange, California, in each case without Executive's prior written consent.

        3.4 DEATH. In the event of Executive's death, this Agreement shall automatically terminate and shall be of no further force and effect. Termination of Executive's employment as a result of her death shall not accelerate the vesting of Executive's Options or result in any obligation by the Company to pay to Executive's estate or heirs any Severance Pay or employee



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benefits (including Other Benefits). Notwithstanding the termination of this
Agreement, the Company shall be obligated to pay Executive's estate or heirs the Pro-Rated Bonus pursuant to the terms of Section 2.2(b).

        3.5 DISABILITY. In the event of Executive's Disability (as defined below) during Executive's employment with the Company for any period of at least three (3) consecutive months, the Company shall have the right, which may be exercised in its sole discretion, to terminate this Agreement. In the event the Company elects to terminate this Agreement due to Executive's Disability, the vesting of Executive's Options shall not accelerate and Executive shall not be entitled to any Severance Pay or employee benefits (including Other Benefits) at any time, but Executive shall be entitled to normal disability benefits in accordance with the policies established from time to time by the Company. For purposes of this Agreement, "EXECUTIVE'S DISABILITY" shall mean the inability of Executive to perform her employment services hereunder by reason of physical or mental illness or incapacity as determined by a physician chosen by the Company and reasonably satisfactory to Executive or her legal representative.

        3.6 CHANGE IN CONTROL. Within 15 days following the consummation of a Change in Control, the Company shall pay to Executive a cash payment ("CHANGE IN CONTROL PAYMENT") equal to the sum of (i) Executive's annual Base Salary then in effect, plus (ii) 60% of such annual Base Salary. Following the consummation of a Change in Control, Executive shall not be entitled to receive, and hereby waives all right to Severance Pay pursuant to Section 3.2(a) or 3.3(a) in the event Executive's employment with the Company is later terminated for any reason. For purposes of this Section 3.6, "CHANGE IN CONTROL" shall have the meaning ascribed to such term in Article VIII of the Incentive Plan. If Executive's employment with the Company is terminated by the Company other than for Cause at any time following the public announcement of a prospective Change in Control, then, notwithstanding such termination, the Company shall pay to Executive, within 15 days following the consummation of such Change in Control, the Change in Control Payment based on Executive's Base Salary in effect on the date of such termination; provided, however, that such Change in Control Payment shall be reduced by the total amount of any Severance Pay received by Executive, and Executive thereafter shall not be entitled to any further payments of Severance Pay.

                                       IV.
                          NONDISCLOSURE OF INFORMATION
                        AND NON-SOLICITATION OF EMPLOYEES

        4.1 NONDISCLOSURE OF PROPRIETARY INFORMATION. At all times during and after Executive's employment with the Company (whether or not such termination is voluntary or involuntary, with or without Cause or Good Reason or by disability), Executive agrees to keep in strict confidence and trust all Proprietary Information (as defined below) and not to use or disclose (or induce or assist in the use or disclosure of) any Proprietary Information without the prior express written consent of the Company, except as may be necessary in the ordinary course of performing Executive's duties as an officer of the Company. Executive acknowledges that irreparable injury will result to the Company from Executive's violation or continued violation of the terms of this Article IV, and Executive expressly agrees that the Company shall be entitled, in



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addition to damages and any other remedies provided by law, to an injunction or other equitable remedy respecting such violation or continued violation. For purposes of this Agreement, "PROPRIETARY INFORMATION" shall mean information generally unavailable to the public that has been created, discovered, developed, or otherwise become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company, including any modifications or enhancements thereto, which information has material economic value or potential material economic value to the Company or the business in which the Company is or will be engaged. Proprietary Information shall include, but not be limited to, financial, sales and distribution information; business plans, strategies and forecasts; lists of employees, contractors, customers, agents and independent brokers; trade secrets; processes; formulas; data; know-how; negative know-how; improvements; discoveries; developments; designs; inventions; techniques; proposals; reports; client information; and software programs and information (whether or not expressed in written form). Such restrictions on the use or disclosure of Proprietary Information do not extend to any item of information which (i) is publicly known immediately prior to the time of its disclosure, (ii) is lawfully received from a third party not bound in a confidential relationship to the Company, (iii) is published or otherwise made known to the public by the Company or (iv) was already known to Executive prior to the date hereof.

        4.2 RETURN OF PROPRIETARY INFORMATION AND PROPERTY. Upon termination of Executive's employment, Executive will deliver to the Company all Proprietary Information and any equipment, supplies, facilities and other tangible property owned, leased or contracted for by the Company which property is in Executive's possession as of the date of such termination.

        4.3 NON-SOLICITATION. Executive agrees that, so long as she is employed by the Company and for a period of one (1) year after termination of her employment for any reason, she shall not (i) directly or indirectly solicit, induce or attempt to solicit or induce any Company employee to discontinue his or her employment with the Company, (ii) usurp any opportunity of the Company that Executive became aware of during her tenure at the Company or which is made available to him on the basis of the belief that Executive is still employed by the Company, or (iii) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account, customer or client with the Company.

                                       V.
                                  MISCELLANEOUS

        5.1 SUCCESSORS AND ASSIGNS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns. The obligations and duties of the Executive hereunder are personal and otherwise not assignable. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation, whether or not the Company is the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such dissolution, merger, consolidation or transfer of assets, the provisions of this Agreement shall bind and inure to the benefit of the surviving or resulting



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corporation, or the corporation to which such assets shall have been transferred, as the case may be; provided, however, that the Company will require any successor to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

        5.2 ARBITRATION. Other than with respect to Article IV hereof, any and all disputes arising out of the interpretation, application or breach of this Agreement shall be subject to arbitration pursuant to the Company's Mutual Agreement to Arbitrate Claims, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.

        5.3 NO WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

        5.4 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws and decisions of the State of California.

        5.5 AMENDMENTS. No amendment or modification of the terms of this Agreement shall be valid unless made by written agreement executed by the parties hereto or their respective successors and legal representative.

        5.6 SEVERABILITY. In the event that any provision of this Agreement, including without limitation any provision of Article IV, shall to any extent be held invalid, unreasonable or unenforceable, in any circumstances, the parties hereto agree that the remainder of this Agreement and the application of such provision of this Agreement to other circumstances shall be valid and enforceable to the fullest extent permitted by law. If any provision, or any part thereof, is held to be unenforceable because of the scope or duration of or the area covered by such provision, the parties hereto agree that the court making such determination shall have the power, and is hereby asked by the parties, to reduce the scope, duration and/or area of such provisions (and to substitute appropriate provisions for any such unenforceable provisions) in order to make such provisions enforceable to the fullest extent permitted by law, and/or to delete specific words and phrases, and such modified provisions shall then be enforceable and shall be enforced.

        5.7 ENTIRE AGREEMENT; NO OTHER CLAIMS. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous negotiations, understandings or agreements of the parties, whether written or oral, with respect to such subject matter. Executive acknowledges that all compensation and benefits of any nature due to Executive from the Company's predecessor, Ameriquest Mortgage Company, and its affiliates (collectively "Old Long Beach"), have been paid in full and Executive waives any and all claims relating thereto for the benefit of Old Long Beach and the Company.



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        IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the day and year first above written.

                                       The "Company":

                                       LONG BEACH FINANCIAL CORPORATION,
                                       a Delaware corporation


                                       By:   /s/ DAVID S. ENGELMAN
                                             -----------------------------------
                                       Its:  Chairman of Compensation Committee


                                       By:   /s/ M. JACK MAYESH
                                             -----------------------------------
                                       Its:  Chairman of the Board

                                       LONG BEACH MORTGAGE COMPANY,
                                       a Delaware corporation


                                       By:   /s/ DAVID S. ENGELMAN
                                             -----------------------------------
                                       Its:  Chairman of Compensation Committee


                                       By:   /s/ M. JACK MAYESH
                                             -----------------------------------
                                       Its:  Chairman of the Board


                                       "Executive":

                                       /s/ ELIZABETH A. WOOD
                                       -----------------------------------------
                                       Name:  Elizabeth A. Wood



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                                                                       EXHIBIT A



                      MUTUAL AGREEMENT TO ARBITRATE CLAIMS



         Executive recognizes that differences may arise between the Company and Executive during or following Executive's employment with the Company, and that those differences may or may not be related to Executive's employment. Executive understands and agrees that by entering into the Employment Agreement (the "EMPLOYMENT AGREEMENT") with the Company into which this Mutual Agreement to Arbitrate Claims is incorporated by reference ("ARBITRATION AGREEMENT"), Executive anticipates gaining the benefits of a speedy, impartial dispute-resolution procedure.

         Executive understands that any capitalized terms used but not defined in this Arbitration Agreement shall have the meanings ascribed thereto in the Employment Agreement, provided that any reference in this Arbitration Agreement to the Company will also be a reference to all subsidiary and affiliated entities; all benefit plans; the benefit plans' sponsors, fiduciaries, administrators, affiliates; and all successors and assigns of any of them.

        Claims Covered by the Agreement

        The Company and Executive mutually consent to the resolution by arbitration of all claims ("claims"), whether or not arising out of Executive's employment (or its termination), that the Company may have against Executive or that Executive may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The claims covered by this Arbitration Agreement include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded in the Claims Not Covered section below.

        Except as otherwise provided in this Arbitration Agreement, both the Company and Executive agree that neither shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) in any way related to any claim covered by this Arbitration Agreement.

        Claims Not Covered by this Arbitration Agreement

        Claims Executive may have for workers' compensation or unemployment compensation benefits are not covered by this Arbitration Agreement.



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        Also not covered are claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Executive understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

        Required Notice of All Claims and Statute of Limitations

        The Company and Executive agree that the aggrieved party must give written notice of any claim to the other party within one (1) year of the date the aggrieved party first has knowledge of the event giving rise to the claim; otherwise the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim.

        Written notice to the Company, or its officers, directors, employees or agents, shall be sent to its Chief Executive Officer at the Company's then-current address. Executive will be given written notice at the last address recorded in Executive's personnel file.

        The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

        Discovery

        Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to propound requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need.

        Designation of Witnesses

        At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

        Subpoenas

        Each party shall have the right to subpoena witnesses and documents for the arbitration.

        Arbitration Procedures

        The Company and Executive agree that, except as provided in this Arbitration Agreement, any arbitration shall be in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA") before an Arbitrator who is licensed to practice law in the state of California ("Arbitrator"). The arbitration shall take place in or near the city in which Executive is or was last employed by the Company, if



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Executive is or was employed in the State of California. If Executive is or was employed outside the State of California, then at the Company's headquarters in Orange, California.

        The Arbitrator shall be selected as follows. The AAA shall give each party a list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the AAA shall furnish an additional list or lists until the Arbitrator is selected.

        The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Federal Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties.

        The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

        Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

        Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

        The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

        Arbitration Fees and Costs

        The Company and Executive shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if there is a written agreement providing for fees, the Arbitrator may award reasonable fees to the prevailing party.



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        Judicial Review

        Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

        Interstate Commerce

        Executive understands and agrees that the Company is engaged in transactions involving interstate commerce and that Executive's employment involves such commerce.

        Requirements for Modification or Revocation

        This Arbitration Agreement shall survive the termination of Executive's employment. It can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Arbitration Agreement.

        Sole and Entire Agreement

        This is the complete agreement of the parties on the subject of arbitration of disputes, except for any arbitration agreement in connection with any pension or benefit plan. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Arbitration Agreement, except as specifically set forth in this Arbitration Agreement.

        Construction

        If any provision of this Arbitration Agreement is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of this Arbitration Agreement.

        Consideration

        The promises by the Company and by Executive to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other.

        Employment Agreement

        This Arbitration Agreement is not, and shall not be construed to create, any contract of employment, express or implied. Nor does this Arbitration Agreement in any way alter the "at-will" status of Executive's employment.



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        Voluntary Agreement

        EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS CAREFULLY READ THIS ARBITRATION AGREEMENT, THAT EXECUTIVE UNDERSTANDS ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THIS ARBITRATION AGREEMENT ARE CONTAINED IN IT, AND THAT EXECUTIVE HAS ENTERED INTO THIS ARBITRATION AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS ARBITRATION AGREEMENT ITSELF.

        EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS ARBITRATION AGREEMENT WITH EXECUTIVE'S PRIVATE LEGAL COUNSEL AND HAS AVAILED HIM/HERSELF OF THAT OPPORTUNITY TO THE EXTENT EXECUTIVE WISHES TO DO SO.





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